Exhibit 99.1

Contact:	Ricky Ang	Yvonne L. Zappulla
	Chief Executive Officer	Managing Director
	Sun New Media Inc.	Wall Street Consultants Corp.
845-680-0300
Yvonne@WallStreetIR.com
Sun New Media Appoints International Business News Publisher and Channel Management Experts to
Its Board of Directors
New York, NY- (PRNewswire)-May 11, 2006 — Sun New Media Inc. (OTCBB: SMND) today announced the appointment of two new members to its Board of Directors, William Adamopoulos, president and publisher of Forbes Asia, and Yang Qi, founder of Focus Channel Development (HK), Ltd. Concurrently, Chauncey Shey, will relinquish his Board seat in order to assume active responsibilities for a newly established asset management fund, SBCVC II based in Shanghai. Mr. Shey has been a valuable member to the Board and will continue his affiliation with Sun New Media as a member of its advisory board.
Mr. Adamopoulos, who will serve as a non-executive Director, is one of the leading figures in Asian business media. Since joining Forbes as Managing Director in 1999, Adamopoulos has built up the Forbes business and brand across the region — including the establishment of a regional headquarters, an Asian printing operation; the annual Forbes Global CEO Conference, new local language editions and building Forbes Asia circulation to 80,000.
Prior to joining Forbes, Mr. Adamopoulos was Publisher and Managing Director of The Asian Wall Street Journal in Hong Kong. He has also held the positions of President of Dow Jones Publishing Company (Asia), President of Dow Jones Printing Company (Asia), Managing Director of Dow Jones Interactive (Asia) and Chairman of the Dow Jones Asia Regional Committee. In June 2001, AdAge Global named Mr. Adamopoulos one of the top 30 global dealmakers in the media world.

Mr. Yang Qi, founded Focus Channel Development (HK), Ltd., a leading sales force and channel management services company that was recently acquired by Sun New Media, and served as its chairman until [recently or date]. Mr. Yang brings close to two decades of operational experience to Sun New Media’s board. He has worked in high-level positions at large companies around China in the real estate, channel management, and distribution network software solutions industries. Mr. Yang has been widely recognized for taking a leading role in consolidating and modernizing consumer product distribution networks across central China.
“The addition of two highly accomplished and widely respected business leaders, such as Messrs. Adamopoulos and Qi, to our Board strengthens both its culture and intellectual depth,” said Dr. Bruno Wu, Chairman of Sun New Media. “Their addition brings a powerful combination of geodetic insight and global expertise that should prove to be invaluable as the company continues to grow.”
About Sun New Media Inc.
Sun New Media is China’s leading multi-media powered marketing and channel management company. Sun New Media builds e-enabled distribution systems, transaction platforms and business communities in China’s fastest growing verticals, connecting buyers and sellers with a suite of turnkey digital media, e-commerce, and information management solutions. Companies leverage Sun New Media’s web-based business media communities to access vital industrial intelligence and forge trading relationships with suppliers and buyers that promote cost efficiencies and increased distribution reach.
This press release includes statements that may constitute “forward-looking” statements, usually containing the word “believe,” “estimate,” “project,” “expect” “plan” “anticipate” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Sun New Media’s product and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in Sun New Media’s periodic report filings with the Securities and Exchange Commission. In addition, there is no certainty that the transactions described above will be completed or, if completed, that the terms for such transactions may not change before completion. Nor is there any certainty that un New Media will be able to benefit from the described transactions in the manner currently expected. By making these forward-looking statements, Sun New Media disclaims any obligation to update these statements for revisions or changes after the date of this release.